Exhibit 8.1

The particulars of the Company’s subsidiaries are set out below, as at December 31, 2004 (each of which is incorporated in the People’s Republic of China).

	Registered
	capital	Attributable equity
	Rmb	interests
Name of company	(’000)	Direct	Indirect		Principal activities
Guangxi Yuchai Machinery Company Limited	472,989	—	76.41%		Manufacturing, assembling and selling diesel engines in the PRC

Guangxi Yulin Yuchai Machinery Spare Parts Manufacturing Company Limited	90,170	—	74.22%		Manufacturing and selling spare parts of diesel engines in the PRC

Yuchai Express Guarantee Co. Ltd	130,000	—	38.99%		Provision of guarantee, appraisal, consulting services and investment

Yuchai Machinery Monopoly Company Limited	30,000	—	54.89%		Trading of spare parts of diesel engines in the PRC

Hangzhou Yuchai Machinery Monopoly Company Limited	500	—	54.89%		Trading of spare parts of diesel engines in the PRC

Nanchang Yuchai Marketing Company Limited (formerly known as Nanchang Yuchai Machinery Monopoly Company Limited)	500	—	54.89%		Trading of spare parts of diesel engines in the PRC

Xiamen Yuchai Machinery Monopoly Company Limited	520	—	54.89%		Trading of spare parts of diesel engines in the PRC

Wulumuqi Yuchai Machinery Monopoly Company Limited	500	—	54.89%		Trading of spare parts of diesel engines in the PRC

Guiyang Yuchai Machinery Monopoly Company Limited	2,000	—	**		Trading of machinery, electrical products, automobile (excluding car), diesel engines and related products, and provision of technology consultancy services in the PRC

Guangzhou Yuchai Machinery Monopoly Company Limited	550	—	27.99	% *	Trading of spare parts of diesel engines in the PRC

Chengdu Yuchai Marketing Company Limited (formerly known as Chengdu Yuchai Machinery Monopoly Company Limited)	500	—	54.89%		Trading of spare parts of diesel engines in the PRC

Nanjing Yuchai Marketing Company Limited (formerly known as Nanjing Yuchai Machinery Monopoly Company Limited)	500	—	54.89%		Trading of spare parts of diesel engines in the PRC

	Registered
	capital	Attributable equity
	Rmb	interests
Name of company	(’000)	Direct	Indirect		Principal activities
Xian Yuchai Machinery Monopoly Company Limited	500	—	54.89%		Trading of spare parts of diesel engines in the PRC

Hefei Yuchai Machinery Monopoly Company Limited	500	—	54.89%		Trading of spare parts of diesel engines in the PRC

Shijiazhuang Yuchai Machinery Monopoly Company Limited	500	—	54.89%		Trading of spare parts of diesel engines in the PRC

Changsha Yuchai Marketing Company Limited (formerly known as Changsha Yuchai Machinery Monopoly Company Limited)	550	—	54.89%		Trading of spare parts of diesel engines in the PRC

Jinan Yuchai Machinery Monopoly Company Limited	500	—	54.89%		Trading of spare parts of diesel engines in the PRC

Chongqing Yuchai Machinery Monopoly Company Limited	550	—	43.91	% *	Trading of spare parts of diesel engines in the PRC

Wuhan Yuchai Marketing Company Limited (formerly known as Wuhan Yuchai Machinery Monopoly Company Limited)	500	—	54.89%		Trading of spare parts of diesel engines in the PRC

Kunming Yuchai Marketing Company Limited (formerly known as Kunming Yuchai Machinery Monopoly Company Limited)	500	—	54.89%		Trading of spare parts of diesel engines in the PRC

Shenyang Yuchai Marketing Company Limited (formerly known as Shenyang Yuchai Machinery Monopoly Company Limited)	530	—	54.89%		Trading of spare parts of diesel engines in the PRC

Lanzhou Yuchai Marketing Company Limited (formerly known as Lanzhou Yuchai Machinery Monopoly Company Limited)	530	—	54.89%		Trading of spare parts of diesel engines in the PRC

Zhengzhou Yuchai Marketing Company Limited (formerly known as Zhengzhou Yuchai Machinery Monopoly Company Limited)	520	—	**		Trading of spare parts of diesel engines in the PRC

Beijing Jingduo Yuchai Trade Company Limited	1,000	—	54.89%		Trading of spare parts of diesel engines in the PRC

	Registered
	capital	Attributable equity
	Rmb	interests
Name of company	(’000)	Direct	Indirect	Principal activities
Baotou Yuchai Machinery Monopoly Company Limited	500	—	54.89%	Trading of spare parts of diesel engines in the PRC

Taiyuan Yuchai Machinery Monopoly Company Limited	500	—	54.89%	Trading of spare parts of diesel engines in the PRC

Hong Leong Technology Systems (BVI) Ltd.	1	100.00%	—	Investment holding

Cathay Diesel Holdings Ltd.	1	100.00%	—	Investment holding

Goldman Sachs Guangxi Holdings (BVI) Ltd.	10,000	100.00%	—	Investment holding

Tsang & Ong Nominees (BVI) Ltd.	1	100.00%	—	Investment holding

Youngstar Holdings Limited	2	100.00%	—	Investment holding

Earnest Assets Limited	1	100.00%	—	Investment holding

*	It is a subsidiary that is controlled by the Company. Control exists when the Company has the power, directly or indirectly, to govern the financial and operating policies of an enterprise so as to obtain benefits from its activities.

**	Became an associate during the year.

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